UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2008

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 19, 2008, OYO Geospace Corporation (the "Company") issued a press release detailing the impact of Hurricane Ike on the operational status of its facility in Houston, Texas. The press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K and the attached press release include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein and therein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, the resolution of the situation in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities end Exchange Commission. Further, all written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated September 19, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: September 19, 2008	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated September 19, 2008.